Exhibit 11


                            SUPPLEMENTAL INDENTURE

         SUPPLEMENTAL INDENTURE (the "Supplemental Indenture"), dated as of May 30, 2003, among Polymer Group, Inc., a Delaware corporation (the "Company"), the subsidiary guarantors named herein (collectively, the "Guarantors") and Wilmington Trust Company, a Delaware banking corporation, as trustee (the "Trustee").

                                  WITNESSETH:

         WHEREAS, in accordance with Section 10.02 of the Indenture relating to the 10% Convertible Subordinated Notes due 2007 of the Company, dated as of March 5, 2003, among the Company, the Guarantors and the Trustee (the "Indenture"), the Trustee, the Company, the Guarantors and the Holders (as defined in the Indenture) of a majority in principal amount of the outstanding Notes (as defined in the Indenture) as of the date hereof have agreed to amend certain terms of the Indenture and the Notes to provide the Company with the option of paying Interest, in certain circumstances, through the issuance of additional Notes in lieu of cash;

         WHEREAS, upon satisfaction of the conditions precedent set forth in
Section 9, all things necessary to make this Supplemental Indenture a valid supplement to the Indenture according to its terms have been done;

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1.1. Certain Terms Defined in the Indenture. All capitalized terms used herein without definition herein shall have the meanings ascribed thereto in the Indenture.

         SECTION 1.2. Amendments of Section 1.01.

         (a)     The following new definition is hereby added to Section
1.01 in an alphabetical order:

         "Additional Notes" has the meaning set forth in attached Exhibit A.

         (b) The definition of "Interest" is hereby amended by deleting the word "cash."

         (c) The definition of "Notes" is hereby amended by adding the words "on the Issue Date together with any Additional Notes issued with respect thereto" at the end.

         SECTION 2. Amendment of Section 2.01. Section 2.01 is hereby amended by inserting the words "increased or" immediately before the words "decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided" in the second sentence of the second paragraph thereof.

         SECTION 3. Amendment of Section 2.02. Section 2.02 is hereby amended by (a) inserting the words "and any Additional Notes or other Notes" immediately following

$50,000,000" on the second line of the fourth paragraph of such section and
(b) replacing the second occurrence of "$50,000,000" in the fourth paragraph thereof with "$60,000,000."

         SECTION 4. Amendment of Section 2.04. The fourth sentence of Section
2.04 of the Indenture is hereby amended by inserting the words "or Additional Notes" immediately after the words "entitled thereto a sum."

         SECTION 5. Amendments of Section 4.01.

         (a) Section 4.01 of the Indenture is hereby amended by deleting the second sentence of the first paragraph thereof in its entirety and replacing it with the following:

         "An installment of principal or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Guarantor or any of their respective Affiliates) holds on that date money or Additional Notes designated for and sufficient to pay the installment in full and is not prohibited from paying such money or delivering such Additional Notes to the Holders of the Notes pursuant to the terms of this Indenture."

         (b)   The second sentence of the second paragraph of Section
4.01 is hereby amended by inserting the following at the end:

         "; provided however, that in the event that the interest on an overdue installment of interest relates to an Interest payment with respect to which a Holder elected to receive Additional Notes in lieu of cash, the interest on such overdue installment of interest shall be paid by the issuance of Additional Notes".

         SECTION 6. Section 7.12. The Indenture is hereby amended by inserting the following new Section 7.12:

         "SECTION 7.12     Notice of Option to Receive Additional Notes

         No later than one Business Day after each of (i) the Interest Record Dates occurring on June 15, 2003 and December 15, 2003 and (ii) the Interest Record Dates occurring thereafter if the Company provides the Trustee with written notice three Business Days prior to the applicable Interest Record Date, the Trustee shall mail, by first class mail, or send by facsimile the "Option of Holder to Elect PIK Interest Form" (substantially in the form attached to the Notes) to the Holders as of the applicable Interest Record Date pursuant to which the Holders may elect to exercise their option to receive Additional Notes in lieu of cash Interest pursuant to the terms of the Notes."

         SECTION 7. Amendment of Section 8.14. The first sentence of the second paragraph of Section 8.14 is hereby amended by inserting the words "or Additional Notes" immediately after each occurrence of the words "any moneys."

         SECTION 8. Replacement of Exhibit A to the Indenture. The Indenture is hereby amended by deleting Exhibit A thereto in its entirety and replacing it with Exhibit A to this Supplemental Indenture.

         SECTION 9. Effectiveness. This Supplemental Indenture shall become effective on the date on which (a) the Holders of at least a majority in principal amount of the outstanding Notes shall have consented to the amendments set forth in this Supplemental Indenture and the Trustee shall have received an Officer's Certificate certifying as to such consent, (b) the Trustee shall have received (x) an Opinion of Counsel and Officer's Certificate in compliance with Section 14.04 and Section 14.05 of the Indenture and (y) a Secretary's Certificate of the Company and the Guarantors in form and substance reasonably satisfactory to the Trustee certifying, among other things, as to the resolutions of their respective Boards of Directors required pursuant to Section 10.02 of the Indenture and (c) duly executed counterparts hereof shall have been signed by the Trustee, the Company and the Guarantors. The receipt of such Consents shall not obligate the Company to execute this Supplemental Indenture.

         SECTION 10. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the law of the State of New York applicable to contracts to be performed entirely in that State, without regard to principles of conflicts of law.

         SECTION 11. Counterparts. This Supplemental Indenture may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         SECTION 12. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 13. Ratification. Except as expressly amended hereby, each provision of the Indenture shall remain in full force and effect, and, as amended hereby, the Indenture is in all respects agreed to, ratified and confirmed by each of the Company, the Guarantors and the Trustee.

                                 * * * * * * *

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                         POLYMER GROUP, INC.

                                         By:_______________________________
                                         Name:
                                         Title:


                                         PGI POLYMER, INC.
                                         PGI EUROPE, INC.
                                         PNA CORP.
                                         FNA POLYMER CORP.
                                         FABRENE CORP.
                                         FABRENE GROUP, L.L.C.
                                         FIBERTECH GROUP, INC.
                                         TECHNETICS GROUP, INC.
                                         FIBERGOL CORPORATION
                                         CHICOPEE, INC.
                                         DOMINION TEXTILE (USA) INC.
                                         POLY-BOND INC.
                                         LORETEX CORPORATION
                                         FNA ACQUISITION, INC.
                                         FABPRO ORIENTED POLYMERS, INC.
                                         PGI ASSET MANAGEMENT COMPANY
                                         PGI SERVICING COMPANY
                                         PRISTINE BRANDS CORPORATION
                                         POLYIONIX SEPARATION
                                              TECHNOLOGIES, INC.
                                         BONLAM (S.C.), INC.

                                         As Guarantors

                                         By:_________________________________
                                         Name:
                                         Title:


                                         WILMINGTON TRUST COMPANY, as
                                         Trustee

                                         By:________________________________
                                         Name:
                                         Title:

                                   EXHIBIT A

         THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE.

                      [FORM OF AMENDED AND RESTATED NOTE]

                              POLYMER GROUP, INC.
            Amended and Restated 10% Convertible Subordinated Note
                             due December 31, 2007

                                                      CUSIP No.:  731745 AJ 4
No. [    ]                                                        $50,000,000

         POLYMER GROUP, INC., a Delaware corporation (the "Company", which term includes any successor corporation), for value received promises to pay to [] or registered assigns, the principal sum of Fifty Million Dollars, on December 31, 2007.

         Interest Payment Dates: January 1 and July 1, commencing on July 1,
2003.

         Interest Record Dates: December 15 and June 15.

         This is the Amended and Restated Note referenced in the Supplemental Indenture, dated as of May 30, 2003, among the Company, the Guarantors, and the Trustee (as such terms are defined in the further provisions of this Note), which supplemental indenture amends the Indenture described in the further provisions of this Note. This Note supercedes and replaces in its entirety the Note initially executed and delivered by the Company on March 6, 2003 in connection with the Company's execution and delivery of the Indenture.

         Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

                                           POLYMER GROUP, INC.

                                           By:____________________________
                                              Name:
                                              Title:


                                           By:____________________________
                                              Name:
                                              Title:

Dated:  [        ]

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

         This is one of the 10% Convertible Subordinated Notes due December 31, 2007 described in the within-mentioned Indenture.

Dated: [    ]
                                             WILMINGTON TRUST COMPANY,
                                               as Trustee

                                             By: _____________________________
                                                 Authorized Signatory

                               (REVERSE OF NOTE)

                              POLYMER GROUP, INC.
                       10% Convertible Subordinated Note
                             due December 31, 2007

1.   Interest.

         POLYMER GROUP, INC., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 6, 2003. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing July 1, 2003. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         The Company shall pay interest on overdue principal from time to time on demand and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from time to time on demand, in each case at the rate borne by the Notes.

2.   Method of Payment.

         The Company shall pay interest on the Notes (except defaulted interest) to the persons who are the registered Holders at the close of business on the Interest Record Date immediately preceding the Interest Payment Date even if the Notes are canceled on registration of transfer or registration of exchange after such Interest Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest that is payable in cash in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest that is payable in cash by wire transfer of Federal funds (provided that the Paying Agent shall have received wire instructions on or prior to the relevant Interest Record Date) or interest that is payable in cash by check payable in such U.S. Legal Tender. The Company may deliver any such cash interest payment to the Paying Agent or to a Holder at the Holder's registered address. The Notes will bear interest at a rate of 10% per annum which interest may, notwithstanding anything to the contrary stated herein at the Company's sole option, be paid through the issuance of additional notes (whether or not physically issued, the "Additional Notes") to Holders who elect to receive such Additional Notes by properly completing and returning the "Option of Holder to Elect PIK Interest Form" in the form attached hereto no later than three Business Days prior to the applicable Interest Payment Date. Any such Additional Notes shall be in an aggregate principal amount equal to the amount of interest that would be payable with respect to this Note on such Interest Payment Date (less all cash payments, if any, made in respect of interest payable on such Interest Payment Date); provided however, that in the event that the amount of interest due in respect of this Note on such Interest Payment Date would require the Company to issue Additional Notes in denominations of less than $1,000, the Company shall pay such fractional amount in cash in lieu of issuing Additional Notes in denominations of less than $1,000. The Additional Notes shall be identical to the Notes originally issued. Except as expressly provided herein, the term "Notes" shall include Additional Notes that may be issued pursuant to this paragraph.

3.   Paying Agent and Registrar.

         Initially, Wilmington Trust Company (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar.

4.   Indenture and Guarantees.

         The Company issued the Notes under an Indenture, dated as of March 5, 2003 (the "Indenture"), by and among the Company, the Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. This Note is one of a duly authorized issue of Notes of the Company designated as its 10% Convertible Subordinated Notes due 2007, limited (except as otherwise provided in the Indenture) in aggregate principal amount to $60,000,000, which may be issued under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture (except as otherwise indicated in the Indenture) until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are general unsecured obligations of the Company. The Notes are subordinated in right of payment to all Senior Indebtedness of the Company to the extent and in the manner provided in the Indenture. Each Holder of a Note, by accepting a Note, agrees to such subordination, authorizes the Trustee to give effect to such subordination and appoints the Trustee as attorney-in-fact for such purpose.

         Payment on the Notes is guaranteed (each, a "Guarantee"), on a subordinated junior basis, jointly and severally, by each Domestic Restricted Subsidiary of the Company existing on the Issue Date (each, a "Guarantor") pursuant to Article Eleven and Article Twelve of the Indenture. In addition, in certain circumstances subject to certain exceptions, the Indenture requires the Company to cause each Domestic Restricted Subsidiary formed, created or acquired after the Issue Date to become a party to the Indenture as a Guarantor and guarantee payment on the Notes pursuant to Article Eleven and Article Twelve of the Indenture. In certain circumstances, the Guarantees may be released.

5.   Optional Redemption.

         The Notes will be redeemable at the option of the Company, in whole or in part, at any time, at a redemption price equal to the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Redemption Date (subject to the right of holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date) if the Quoted Price exceeds 130% of the Conversion Price per share for 20 trading days in a period of 30 consecutive trading days.

6.   Notice of Redemption.

         Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. The Trustee may select for redemption portions of the principal amount of Notes that have denominations equal to or larger than $1,000 principal amount. Notes and portions of them that the Trustee so selects shall be in amounts of $1,000 principal amount or integral multiples thereof.

         If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Company has deposited with the Paying Agent for the Notes funds in satisfaction of the redemption price pursuant to the Indenture and the Paying Agent is not prohibited from paying such funds to the Holders pursuant to the terms of the Indenture.

7.   Limitation on Disposition of Assets.

         The Company is, subject to certain conditions and certain exceptions, obligated to make an Offer to Purchase Notes at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date (subject to the right of Holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date) with the proceeds of certain asset dispositions.

8.   Denominations; Transfer; Exchange.

         The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes or portions thereof selected for redemption, except the unredeemed portion of any Note being redeemed in part.

9.   Conversion.

         Subject to the next two succeeding sentences, a Holder of a Note may convert such Note into Common Stock of the Company at any time before the close of business on December 31, 2007. If the last day on which a Note may be converted is not a Business Day in a place where the Conversion Agent is located, the Note in order to be converted must be surrendered to that Conversion Agent on or before the Business Day immediately preceding such date. If the Note is called for redemption, the Holder may convert it at any time before the close of business on the Redemption Date. A Note in respect of which a Holder has delivered a notice of exercise of the option to require the Company to purchase such Note may be converted only if the notice of exercise is withdrawn in accordance with the terms of the Indenture.

         The initial Conversion Rate is 137.14286 shares of Common Stock per $1,000 principal amount, subject to adjustment in certain events described in the Indenture. The Company will deliver cash or a check in lieu of any fractional share of Common Stock.

         To convert a Note a Holder must (1) complete and manually sign the conversion notice attached to the Note (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, the Company and the Trustee, (2) surrender the Note to a Conversion Agent, if such Holder holds a Physical Note, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) if required, pay all transfer or similar taxes.

         A Holder may convert a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Common Stock except as provided in the Indenture.

         The Conversion Rate will be adjusted in accordance with Article XIII of the Indenture. The Company from time to time may voluntarily increase the Conversion Rate.

         If the Company is a party to a consolidation, merger or binding share exchange or a transfer of all or substantially all of its assets, or upon certain distributions described in the Indenture, the right to convert a Note into Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or another person.

10.  Persons Deemed Owners.

         The registered Holder of a Note shall be treated as the owner of it for all purposes.

11.  Unclaimed Funds.

         If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company at its written request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

12.  Legal Defeasance and Covenant Defeasance.

         The Company and the Guarantors may be discharged from their obligations under the Indenture, the Notes and the Guarantees, except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture, the Notes and the Guarantees, in each case upon satisfaction of certain conditions specified in the Indenture.

13.  Amendment; Supplement; Waiver.

         Subject to certain exceptions, the Indenture, the Notes and the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding.
Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Notes and the Guarantees to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Note.

14.  Restrictive Covenants.

         The Indenture contains certain covenants that, among other things, limit the ability of the Company and the Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries to the Company, to consolidate, merge or sell all or substantially all of its assets, to engage in transactions with affiliates or certain other related persons. The limitations are subject to a number of important qualifications and exceptions. The Company must report annually to the Trustee on compliance with such limitations.

15.  Defaults and Remedies.

         If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture, the Notes or the Guarantees except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture, the Notes or the Guarantees unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

16.  Trustee Dealings with Company.

         The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

17.   No Recourse Against Others.

         No director, officer, employee or stockholder, as such, of the Company or any of its Affiliates shall have any liability for any obligation of the Company or any of its Affiliates under the Notes, the Guarantee of such Guarantor or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes and the Guarantees.

18.  Authentication.

         This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Note.

19.  Abbreviations and Defined Terms.

         Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

20.  CUSIP Numbers.

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

21.  Governing Law.

         The laws of the State of New York shall govern the Indenture, this Note and any Guarantee thereof without regard to principles of conflicts of laws.

                           [FORM OF NOTE GUARANTEE]

                    CONVERTIBLE SUBORDINATED NOTE GUARANTEE

         The Guarantor (as defined in the Indenture referred to in the Note upon which this notation is endorsed) hereby unconditionally guarantees on a junior subordinated basis (such Guarantee by the Guarantor being referred to herein as the "Guarantee") the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, premium and interest on the Notes, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in Article Eleven of the Indenture.

         The obligations of the Guarantor to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth, and are expressly subordinated and subject in right of payment to the prior payment in full of all Guarantor Senior Indebtedness (as defined in the Indenture) of such Guarantor, to the extent and in the manner provided in Article Eleven and Article Twelve of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Guarantee therein made.

         This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which this Note Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

         This Note Guarantee shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

         This Note Guarantee is subject to release upon the terms set forth in the Indenture.

                               PGI POLYMER, INC.
                               PGI EUROPE, INC.
                               PNA CORP.
                               FNA POLYMER CORP.
                               FABRENE CORP.
                               FABRENE GROUP, L.L.C.
                               FIBERTECH GROUP, INC.
                               TECHNETICS GROUP, INC.
                               FIBERGOL CORPORATION
                               CHICOPEE, INC.,
                               DOMINION TEXTILE (USA) INC.
                               POLY-BOND INC.
                               LORETEX CORPORATION
                               FNA ACQUISITION, INC.
                               FABPRO ORIENTED POLYMERS, INC.
                               PGI ASSET MANAGEMENT COMPANY
                               PGI SERVICING COMPANY
                               PRISTINE BRANDS CORPORATION
                               POLYIONIX SEPARATION TECHNOLOGIES, INC.
                               BONLAM (S.C.), INC.

                               By:_____________________________________
                                  Name:
                                  Title:

                                ASSIGNMENT FORM

I or we assign and transfer this Note to

______________________________________________________________________________
(Print or type name, address and zip code of assignee or transferee)


______________________________________________________________________________
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint ______________________________________________________

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:___________________                    Signed:___________________________
                                                   (Signed exactly as name
                                                    appears on the other side
                                                    of this Note)


Signature Guarantee:___________________________________________________________
                    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                      OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.05 of the Indenture, check the appropriate box:

Section 4.05 [  ]

         If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.05 of the Indenture, state the amount:
$_____________



Dated:___________________            Signed:___________________________________
                                           (Signed exactly as name appears
                                           on the other side of this Security)


Signature Guarantee:___________________________________________________________
                    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                           FORM OF CONVERSION NOTICE

To:  CONVERSION AGENT

         The undersigned beneficial owner of the Note hereby irrevocably exercises the option to convert this Note, or portion hereof (which is $1,000 or an integral multiple thereof) below designated, into shares of Class A Common Stock of Polymer Group, Inc. in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment in lieu of fractional shares and Notes representing any unconverted principal amount hereof, be issued and delivered to the beneficial owner hereof unless a different name has been indicated below. If shares or any portion of this Note not exchanged are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest and taxes accompanies this Note.


Dated:
Fill in for registration of shares if to be delivered,          ________________________________
     and Notes if to be issued, other
     than to and in the name of the beneficial owner            ________________________________
     (Please Print):

                                                                _________________________________
                                                                Signature(s)
                                                                Principal amount to be
                                                                exchanged (if less than
___________________________________________                     all);
               (Name)                                           __________________________________
___________________________________________                                    $__,000
             (Street Address)
___________________________________________                     __________________________________
          (City, State and Zip Code)                            Social Security or other
                                                                Taxpayer Identification
                                                                Number

Signature Guarantee:
______________________________________________________

Signatures must be guaranteed by an eligible Guarantor Institution (banks, brokers, dealers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder(s).

                    OPTION OF HOLDER TO ELECT PIK INTEREST

         Pursuant to paragraph 2 of the 10% Convertible Subordinated Notes due 2007 issued by Polymer Group, Inc. (the "Company") under the Indenture (the "Indenture"), dated as of March 6, 2003, as amended by the Supplemental Indenture, dated as of May 30, 2003, among the Company, the subsidiary guarantors named therein and Wilmington Trust Company, as trustee (the "Trustee"), you have the option to have the Interest due on your Notes on ______ paid to you through the issuance of Additional Notes in lieu receiving payment thereof in cash, if the Company at its sole option chooses to pay Interest through the issuance of Additional Notes. Capitalized terms used in this election form and not otherwise defined herein have the meanings set forth in the Indenture.

         If you want to elect to have Interest paid by the Company on _______, through the issuance of Additional Notes in lieu of cash payment, please check the box below.

         Election to receive Additional Notes:  [ ]

         If you checked the box above, please indicate the aggregate principal amount of Notes you own below:

         Aggregate principal amount of Notes owned: $_____________

         PLEASE COMPLETE THIS ELECTION FORM AND RETURN IT VIA FACSIMILE (SHOULD BE CONFIRMED BY CALLING (302) 636-6472) TO WILMINGTON TRUST COMPANY,
FACSIMILE: (302) 636-4145, RODNEY SQUARE NORTH, 1100 N. MARKET STREET, WILMINGTON, DELAWARE 19890, ATTENTION: CORPORATE TRUST REORGANIZATION. IN ORDER TO RECEIVE ADDITIONAL NOTES, IF YOU SO ELECT, THIS ELECTION FORM MUST BE RECEIVED BY THE TRUSTEE NOT LATER THAN 3 BUSINESS DAYS PRIOR TO _______.



Dated:___________________              Signed:________________________________
                                              (Signed exactly as name appears
                                              on the other side of this Note)